UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2010
The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 290-6000
Not applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 9, 2010, the Compensation Committee of the Board of Directors of The Medicines Company (the “Company”) established the following 2010 base salaries, effective as of January 1, 2010, for the Company’s named executive officers, and awarded the following annual cash bonus payments to the Company’s named executive officers for 2009 performance, which will be paid in February 2010.

		2009 Annual
	2010 Annual	Cash Bonus
Name and Title	Base Salary	Payments
Clive A. Meanwell	$702,000	$441,480
Chief Executive Officer and President
Glenn P. Sblendorio	$486,675	$207,710
Executive Vice President and Chief Financial Officer
Paul M. Antinori	$392,585	$117,151
Senior Vice President and General Counsel
The rationale and benchmarking for the named executive officers’ 2010 base salaries and the method of calculation of the 2009 cash bonus payments will be discussed in the Company’s Proxy Statement to be filed in connection with its 2010 Annual Meeting of Stockholders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date: February 16, 2010	By:	/s/ Paul M. Antinori
		Name:	Paul M. Antinori
		Title:	Senior Vice President and General Counsel